Exhibit 99.1

News Release

Media Contact:

Donna Ledbetter

HealthMarkets Communications

(817) 255-5405

Donna.Ledbetter@healthmarkets.com

www.HealthMarketsinc.com

HEALTHMARKETS, INC. ANNOUNCES THE APPOINTMENT OF

R. SCOTT DONOVAN AS CHIEF FINANCIAL OFFICER

North Richland Hills, Texas – November 5, 2012 – HealthMarkets, Inc. (http://www.healthmarketsinc.com) announced today that R. Scott Donovan has joined the Company and will serve as its Executive Vice President and Chief Financial Officer. Donovan brings more than 30 years industry and finance experience to his new role with HealthMarkets.

HealthMarkets, Inc., through its subsidiary companies, is focused on meeting the insurance needs of individuals (including Medicare beneficiaries), families and small business.

“I am extremely pleased to have Scott join the senior management team at HealthMarkets. He is a veteran, insurance-industry CFO who will build upon the fiscal discipline and capable leadership currently in place at HealthMarkets,” said Kenneth J. Fasola, President and Chief Executive Officer of HealthMarkets, Inc. “Scott will also play a key role as a strategic advisor for our organization as we consider opportunities that will enable us to strengthen the position of our subsidiary companies in an evolving marketplace.”

Prior to joining HealthMarkets, Donovan served as Executive Vice President of Odyssey Reinsurance Corporation and Executive Vice President and Chief Financial Officer of Odyssey Re Holdings Corp. Earlier in his career, Donovan was President and Chief Operating Officer of TIG Insurance Group after serving as their Chief Financial Officer for three years. Before joining TIG, Donovan served as Senior Vice President and Chief Financial Officer for Coregis Insurance Group, a wholly owned subsidiary of GE Capital. Prior to that, Donovan served in various leadership positions, including Vice President and Treasurer, at Crum & Forster Insurance Company.

Donovan holds a Bachelor of Science degree in Accounting from St. Francis College in Loretto, PA and was a Certified Public Accountant licensed in New Jersey.

###

About HealthMarkets, Inc.

HealthMarkets, Inc. is a holding company focused on serving the insurance needs of individuals (including Medicare beneficiaries), families, and small business through its subsidiary companies. Our subsidiary insurance companies include The Chesapeake Life Insurance Company®, HealthMarkets Insurance CompanySM, Mid-West National Life Insurance Company of TennesseeSM and The MEGA Life and Health Insurance CompanySM. The distribution subsidiary of HealthMarkets, Inc., Insphere Insurance Solutions®, is a licensed agency in all 50 states and the District of Columbia and offers a portfolio of life, health, supplemental, long-term care and senior products from national and regional carriers. The administrative offices of HealthMarkets, Inc. and its subsidiary companies are located in North Richland Hills, Texas. For more information visit www.healthmarketsinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Some of the matters discussed in this announcement may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential” and similar expressions. Actual results may vary materially from those included in the forward-looking statements. Factors that could cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, national health care reform legislation, which could have a material adverse effect on our financial condition and results of operations; changes in government regulation that could increase the costs of compliance or cause us to discontinue marketing our products, or otherwise cease doing business, in certain states; failure to comply with extensive state and federal regulations, which could subject us to fines, penalties and suspensions; current or future state and federal regulations which could impede our ability to obtain effective leads and adversely affect our business; compliance with restrictions on customer privacy and information security; a rapid reduction in the size of our in-force block of health benefits plans could result in a reduction in premium revenue and underwriting profits which might not be replaced fully by premium revenue and underwriting profits associated with our supplemental insurance product offerings and commission revenue generated from Insphere distribution; loss of business to competitors offering competitive products at lower prices; failure to recruit and retain productive agents, which could prevent us from competing successfully; changes in our relationship with membership associations and/or changes in association product benefits; negative publicity regarding our business practices and about the health insurance industry in general; our inability to obtain funds from our insurance subsidiaries, which may cause us to experience reduced cash flow, which could affect the Company’s ability to pay its obligations to creditors as they become due; failure to accommodate redemption requests by agents participating in our agent stock ownership plan, which could result in dissatisfaction and attrition among our contracted independent agents; a decrease in the value of our investments, which could be influenced by varying economic and market conditions; adverse securities and credit market conditions, which could have a material adverse affect on our liquidity or our ability to obtain credit on acceptable terms; failure to maintain enough statutory capital to and surplus to continue to write business; failure to accurately estimate medical claims and health care costs; the need to increase reserves due to inadequacy of reserves maintained for current and future claims; litigation or settlements thereof, which may result in financial losses or harm our reputation and may divert management resources; uncertainties relating to the long-term success of our relatively new Insphere Insurance Solutions business, including, but not limited to, Insphere’s ability to maintain satisfactory relationships with insurance carriers and agents; certain risks faced by Insphere related to its relationships with non-affiliated insurance carriers including, but not limited to, the risk that in any particular market, carriers could terminate their contracts with us (or refuse to contract with us), demand lower commissions or take other actions, including litigation, which could adversely affect our business; failure of our information systems to provide timely and accurate information; our reliance on outsourcing arrangements, which could subject us to risk and may disrupt or adversely affect our operations; the inability to retain key executives or appropriately manage succession could adversely affect our business; and the other risk factors set forth in the reports filed by the Company from time to time with the Securities and Exchange Commission.

HealthMarkets, Inc. • 9151 Boulevard 26 • North Richland Hills, Texas 76180 • P (817) 255-5200

• www.HealthMarketsinc.com

2